FOR IMMEDIATE RELEASE
Investor Relations Contact: Heather Pribyl 952.253.0731

Buffalo Wild Wings, Inc. Announces
Second Quarter Earnings per Share of $1.12

- 41-Unit Franchise Acquisition Expected to Close in August 2015 -
- 2015 Net Earnings Growth Goal Revised to 13% -

Minneapolis, Minnesota, July 28, 2015 – Buffalo Wild Wings, Inc. (NASDAQ: BWLD) announced today financial results for the second quarter ended June 28, 2015. Highlights for the second quarter versus the same period a year ago were:

◦	Total revenue increased 16.5% to $426.4 million

◦	Company-owned restaurant sales increased 17.1% to $401.9 million

◦	Same-store sales increased 4.2% at company-owned restaurants and 2.5% at franchised restaurants

◦	Net earnings decreased 9.3% to $21.5 million from $23.7 million, and earnings per diluted share decreased 9.9% to $1.12 from $1.25
Sally Smith, President and Chief Executive Officer, commented, “Solid sales performance in the second quarter was offset by a challenging cost environment. Our second quarter same-store sales were 4.2% at company-owned restaurants and 2.5% at franchised locations. This spring we created World of Sports, which highlighted the playoffs, women's World Cup, and unique sports from around the globe to help drive sales over our strong same-store sales last year. We also launched B-Dubs® Fast Break, a system-wide lunch program, and supported the campaign with national and local advertising.”

Ms. Smith continued, “We earned $1.12 per diluted share in the second quarter, a decline from 2014 primarily from increased food and labor costs. The price per pound for traditional chicken wings was 26% higher than the prior year. Labor as a percentage of sales increased due to higher wage rates and benefits costs and the addition of Guest Experience Captains at all company-owned restaurants that was completed in fourth quarter last year.”

Total revenue increased 16.5% to $426.4 million in the second quarter compared to $366.0 million in the second quarter of 2014. Company-owned restaurant sales for the quarter increased 17.1% over the same period in 2014, to $401.9 million, driven by a same-store sales increase at company-owned Buffalo Wild Wings restaurants of 4.2% and 64 additional Buffalo Wild Wings restaurants at the end of the second quarter of 2015. Franchise royalties and fees increased 7.3% to $24.5 million for the quarter versus $22.9 million in the second quarter of 2014. This increase is attributed to a same-store sales increase at franchised Buffalo Wild Wings locations of 2.5% and 8 additional franchised Buffalo Wild Wings restaurants at the end of the period versus a year ago.

Average weekly sales for company-owned Buffalo Wild Wings restaurants were $61,960 for the second quarter of 2015 compared to $59,403 for the same quarter last year, a 4.3% increase. Franchised Buffalo Wild Wings restaurants in the United States averaged $63,904 for the period versus $61,845 in the second quarter a year ago, a 3.3% increase.

For the second quarter, net earnings decreased 9.3% to $21.5 million versus $23.7 million in the second quarter of 2014. Earnings per diluted share were $1.12, as compared to second quarter 2014 earnings per diluted share of $1.25.

2015 Outlook

Ms. Smith remarked, “Same-store sales increased 4.8% at company-owned restaurants and 2.0% at franchised locations for the first four weeks of the third quarter of 2015 compared to 8.2% and 7.4%, respectively, for the same period last year, which included the men's World Cup finals. We're excited for the start of the football season and our restaurant teams are getting ready to host fantasy football draft parties. Buffalo Wild Wings remains the place to watch all the gridiron action and we will air new advertising focusing on the great football environment our restaurants offer.”

Ms. Smith continued, "In July, we finalized a purchase agreement to acquire 41 franchised Buffalo Wild Wings locations in Texas, New Mexico, and Hawaii and we anticipate the transaction closing in August. This acquisition is expected to decrease net earnings in 2015 due to the timing of the closing, increased depreciation and amortization of reacquired franchise rights, and $5 million in transition costs."

Ms. Smith concluded, "Investments in Buffalo Wild Wings, including the Guest Experience Business Model and Stadia restaurant design, further strengthen our brand. Same-store sales at Buffalo Wild Wings are strong and we have long-term opportunities that will continue to drive restaurant sales and net earnings growth. As a result of the near-term expenses from the integration of the franchise acquisition, we are revising our net earnings growth goal for 2015 to 13%.”

Buffalo Wild Wings will be hosting a conference call today, July 28, 2015 at 4:00 p.m. Central Daylight Time to discuss these results. There will be a simultaneous webcast conducted at our investor website IR.BuffaloWildWings.com.

A replay of the call will be available until August 4, 2015. To access this replay, please dial 1.858.384.5517 password 1555267.

About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, is a growing owner, operator and franchisor of Buffalo Wild Wings® restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings menu specializes in 21 mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ™ to Blazin’®. Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently more than 1,100 Buffalo Wild Wings locations in the United States, Canada, Mexico, and Philippines.

To stay up-to-date on all the latest events and offers for sports fans and wing lovers, like Buffalo Wild Wings on Facebook, follow @BWWings on Twitter and visit www.BuffaloWildWings.com.

Forward-looking Statements

Various remarks we make about future expectations, plans, and prospects for the company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements relate to our future financial and restaurant performance measures and growth goals, including but not limited to those relating to our third quarter sales trends and projected unit and net earnings growth rates for 2015, and beyond. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are based upon the current beliefs and expectations of our management. We have attempted to identify forward-looking statements by terminology, including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “scheduled,” or “will” or the negative of these terms or other comparable terminology. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, but not limited to, our ability to achieve and manage our planned expansion, the ability of our franchisees to open and manage new restaurants, market acceptance in the new geographic regions we enter (particularly non-U.S. locations), success of acquired restaurants, success of investments in new or emerging concepts, unforeseen obstacles in developing nontraditional sites or non-U.S. locations, our ability to obtain and maintain licenses and permits necessary to operate our existing and new restaurants, our franchisees’ adherence to our system standards, the cost of commodities such as traditional chicken wings and supply chain consistency, the success of our key initiatives and our advertising and marketing campaigns, our ability to control restaurant labor and other restaurant operating costs, the continued service of key management personnel, our ability to protect our name and logo and other proprietary information, economic conditions (including changes in consumer preferences or consumer discretionary spending), the impact of federal, state or local government regulations relating to our employees, the sale of food and alcoholic beverages, the effect of competition in the restaurant industry, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission, including the factors described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 28, 2014, as updated in subsequent reports filed with the SEC. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.
# # #

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Dollar and share amounts in thousands except per share data)

(unaudited)

	Three months ended		Six months ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
Revenue:
Restaurant sales	$401,860	343,141	816,832	688,086
Franchise royalties and fees	24,527	22,853	50,141	45,763
Total revenue	426,387	365,994	866,973	733,849
Costs and expenses:
Restaurant operating costs:
Cost of sales	117,843	96,837	243,520	194,324
Labor	129,294	107,432	259,688	212,766
Operating	56,822	50,017	115,373	99,055
Occupancy	22,354	19,283	44,344	38,252
Depreciation and amortization	29,208	23,746	57,277	46,578
General and administrative	33,701	30,223	64,223	58,379
Preopening	3,204	2,197	4,474	4,775
Loss on asset disposals and impairment	2,306	1,211	2,911	1,998
Total costs and expenses	394,732	330,946	791,810	656,127
Income from operations	31,655	35,048	75,163	77,722
Investment income (loss)	41	235	(34)	108
Earnings before income taxes	31,696	35,283	75,129	77,830
Income tax expense	10,264	11,580	24,712	25,811
Net earnings including noncontrolling interests	21,432	23,703	50,417	52,019
Net loss attributable to noncontrolling interests	(67)	—	(145)	—
Net earnings attributable to Buffalo Wild Wings	$21,499	23,703	50,562	52,019
Earnings per common share – basic	$1.13	1.25	2.66	2.75
Earnings per common share – diluted	$1.12	1.25	2.65	2.74
Weighted average shares outstanding – basic	19,003	18,904	18,998	18,888
Weighted average shares outstanding – diluted	19,113	18,981	19,094	18,967

The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

	Three months ended		Six months ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
Revenue:
Restaurant sales	94.2%	93.8%	94.2%	93.8%
Franchise royalties and fees	5.8	6.2	5.8	6.2
Total revenue	100.0	100.0	100.0	100.0
Costs and expenses:
Restaurant operating costs:
Cost of sales	29.3	28.2	29.8	28.2
Labor	32.2	31.3	31.8	30.9
Operating	14.1	14.6	14.1	14.4
Occupancy	5.6	5.6	5.4	5.6
Depreciation and amortization	6.9	6.5	6.6	6.3
General and administrative	7.9	8.3	7.4	8.0
Preopening	0.8	0.6	0.5	0.7
Loss on asset disposals and impairment	0.5	0.3	0.3	0.3
Total costs and expenses	92.6	90.4	91.3	89.4
Income from operations	7.4	9.6	8.7	10.6
Investment income (loss)	0.0	0.1	(0.0)	0.0
Earnings before income taxes	7.4	9.6	8.7	10.6
Income tax expense	2.4	3.2	2.9	3.5
Net earnings including noncontrolling interests	5.0	6.5	5.8	7.1
Net loss attributable to noncontrolling interests	(0.0)	—	(0.0)	—
Net earnings attributable to Buffalo Wild Wings	5.0%	6.5%	5.8%	7.1%

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)
(unaudited)

	June 28, 2015	December 28, 2014
Assets
Current assets:
Cash and cash equivalents	$73,495	93,329
Marketable securities	18,401	19,547
Accounts receivable, net of allowance of $25	28,422	28,322
Inventory	11,877	11,893
Prepaid expenses	16,789	4,215
Refundable income taxes	2,854	9,779
Deferred income taxes	16,898	15,807
Restricted assets	56,194	81,037
Total current assets	224,930	263,929

Property and equipment, net	522,602	494,401
Reacquired franchise rights, net	57,216	37,631
Other assets	19,110	19,399
Goodwill	52,565	38,106
Total assets	$876,423	853,466

Liabilities and Stockholders’ Equity
Current liabilities:
Unearned franchise fees	$2,295	2,099
Accounts payable	44,025	37,241
Accrued compensation and benefits	42,415	59,161
Accrued expenses	14,222	16,573
Current portion of deferred lease credits	—	743
System-wide payables	55,194	79,668
Total current liabilities	158,151	195,485

Long-term liabilities:
Other liabilities	16,099	6,388
Deferred income taxes	30,853	39,815
Deferred lease credits	41,214	37,479
Total liabilities	246,317	279,167

Commitments and contingencies
Stockholders’ equity:
Undesignated stock, 1,000,000 shares authorized	—	—
Common stock, no par value. Authorized 44,000,000 shares; issued and outstanding 19,012,522 and 18,937,131, respectively	154,169	148,114
Retained earnings	478,257	427,695
Accumulated other comprehensive loss	(2,761)	(2,096)
Total stockholders’ equity	629,665	573,713
Noncontrolling interests	441	586
Total equity	630,106	574,299
Total liabilities and equity	$876,423	853,466

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)
(unaudited)

	Six months ended
	June 28, 2015	June 29, 2014
Cash flows from operating activities:
Net earnings including noncontrolling interests	$50,417	52,019
Adjustments to reconcile net earnings to net cash provided by operations:
Depreciation	54,805	44,312
Amortization	2,472	2,266
Loss on asset disposals and impairment	2,911	1,998
Deferred lease credits	2,903	2,998
Deferred income taxes	(9,757)	(10,623)
Stock-based compensation	7,253	7,665
Excess tax benefit from stock issuance	(262)	(118)
Change in operating assets and liabilities, net of effect of acquisitions:
Trading securities	(708)	(569)
Accounts receivable	144	(347)
Inventory	357	(608)
Prepaid expenses	(12,530)	(6,618)
Other assets	279	(2)
Unearned franchise fees	196	(58)
Accounts payable	236	69
Income taxes	7,187	5,885
Accrued expenses	(5,033)	1,019
Net cash provided by operating activities	100,870	99,288
Cash flows from investing activities:
Acquisition of property and equipment	(67,334)	(54,864)
Acquisition of businesses	(49,036)	(3,000)
Purchase of marketable securities	(12,301)	(11,996)
Proceeds from marketable securities	14,155	—
Net cash used in investing activities	(114,516)	(69,860)
Cash flows from financing activities:
Issuance of common stock	1,604	1,665
Excess tax benefit from stock issuance	262	118
Tax payments for restricted stock units	(7,627)	(7,474)
Net cash used in financing activities	(5,761)	(5,691)
Effect of exchange rate changes on cash and cash equivalents	(427)	(337)
Net increase (decrease) in cash and cash equivalents	(19,834)	23,400
Cash and cash equivalents at beginning of period	93,329	57,502
Cash and cash equivalents at end of period	$73,495	80,902

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

Restaurant Count
Company-owned Restaurants (includes Buffalo Wild Wings, Rusty Taco, and Buffalo Wild Wings-owned PizzaRev locations):

	Q1	Q2	Q3	Q4
2015	501	517
2014	443	449	463	491
2013	397	407	415	434
2012	327	330	343	381
2011	263	277	288	319

Franchised Restaurants (includes Buffalo Wild Wings and Rusty Taco locations):

	Q1	Q2	Q3	Q4
2015	593	593
2014	569	579	588	591
2013	514	525	534	559
2012	505	505	511	510
2011	488	492	498	498

Same-Store Sales at Buffalo Wild Wings locations in United States and Canada
Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2015	7.0%	4.2%
2014	6.6%	7.7%	6.0%	5.9%	6.5%
2013	1.4%	3.8%	4.8%	5.2%	3.9%
2012	9.2%	5.3%	6.2%	5.8%	6.6%
2011	3.9%	5.9%	5.7%	8.9%	6.1%

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2015	6.0%	2.5%
2014	5.0%	6.5%	5.7%	5.1%	5.6%
2013	2.2%	4.1%	3.9%	3.1%	3.3%
2012	7.3%	5.5%	5.8%	7.4%	6.5%
2011	1.6%	2.7%	4.2%	5.9%	3.6%

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

Average Weekly Sales Volumes at Buffalo Wild Wings locations in United States and Canada

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2015	$64,851	61,960
2014	60,966	59,403	59,643	62,119	60,470
2013	56,953	54,759	55,592	58,204	56,392
2012	55,131	51,524	52,561	55,595	53,783
2011	48,845	47,970	49,461	51,983	49,627

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2015	$67,075	63,904
2014	63,852	61,845	61,586	63,949	62,595
2013	60,050	58,186	58,926	61,167	59,594
2012	57,282	54,766	55,608	58,490	56,570
2011	52,744	50,995	51,350	53,385	52,081